SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934  (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MetroBanCorp
________________________________________________
(Name of Registrant as Specified In Its Charter)

Charles V. Turean
_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:
        _______________________________________________________________

    (2) Aggregate number of securities to which transaction applies:
        ____________________________________________________________

    (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        __________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:
        ________________________________________________

    (5) Total fee paid:_________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:_____________________________________

       (2) Form, Schedule or Registration Statement No.:_______________

       (3) Filing Party:_______________________________________________

       (4) Date Filed:_________________________________________________

                       Form DEF 14A Table of Contents
               ______________________________________________

               Notice of Annual Meeting...................  3

               Proxy Statement............................  4

               Proxy......................................  5

               Letter to Shareholders..................... 19
               ______________________________________________

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

METROBANCORP
10333 NORTH MERIDIAN STREET, SUITE 111
INDIANAPOLIS, INDIANA 46290

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Notice is hereby given that, pursuant to the call of the Board of Directors, the Annual Meeting of Shareholders of MetroBanCorp will be held on Thursday, April 24, 1997, at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290.

The Annual Meeting is being held for the following purposes:

  1. To elect the Board of Directors consisting of ten Directors to serve for a term of one year.

  2. To ratify the appointment of Arthur Andersen LLP, Indianapolis, Indiana, as independent public accountants for MetroBanCorp and its subsidiary for the fiscal year ending December 31, 1997.

  3. To approve the amendment of the 1994 Directors' Stock Option Plan of MetroBanCorp to reserve an additional 177,500 shares of common stock for issuance under the Plan, allow members of the Board of Directors of MetroBank to participate in the Plan, and allow for the limited transferability of options issued under the Plan.

  4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 3, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.


                          By Order of the Board of Directors

                          /s/ Charles V. Turean
                          ---------------------

                          Charles V. Turean
                          Secretary




March 24, 1997
Indianapolis, Indiana


YOUR VOTE IS IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY. IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

METROBANCORP
10333 North Meridian Street, Suite 111
Indianapolis, Indiana 46290
317-573-2400

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
to be held on April 24, 1997

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of MetroBanCorp ("Metro") in connection with the solicitation of proxies by the Board of Directors of Metro for use at the Annual Meeting of Shareholders to be held on Thursday, April 24, 1997 at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290, and at any and all adjournments thereof. This Proxy Statement and accompanying form of proxy is first being mailed to Metro's shareholders on or about March 24, 1997.

Only shareholders of record as of March 3, 1997 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of March 3, 1997, Metro had 1,681,291 shares of common stock issued and outstanding, which were held by 344 shareholders of record. There is no other class or series of stock of Metro outstanding and entitled to vote at the Annual Meeting.

For the matters to be voted on at the Annual Meeting, each share is entitled to one vote, exercisable in person or by proxy. Provided that a quorum of shareholders is present at the Annual Meeting, there will be considered and voted upon: (i) director nominees to be elected to the Board of Directors of Metro; (ii) a proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants for Metro; and (iii) a proposal to amend the 1994 Directors' Stock Option Plan of MetroBanCorp ("Plan") to, among other things, reserve an additional 177,500 shares of common stock available for issuance under the Plan.

The cost of soliciting proxies will be borne by Metro. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and certain employees of Metro, none of whom will be specially compensated for such soliciting.

Any shareholder giving a proxy has the right to revoke it at any time before it is exercised. Therefore, execution of a proxy will not affect a shareholder's right to vote in person if he or she attends the Annual
Meeting. Revocation may be made prior to the Annual Meeting by written notice sent to Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451; at the Annual Meeting in person or by oral or written notice to the Secretary; or by duly executing and delivering to the Secretary a proxy bearing a later date. To be effective, any revocation must be received before the proxy is exercised.

The shares represented by proxies at the Annual Meeting will be voted as instructed by the shareholders giving the proxy. In the absence of specific instructions to the contrary, proxies will be voted FOR (i) the election of the ten persons named as nominees in this Proxy Statement as Directors of Metro; (ii) ratification of the appointment of Arthur Andersen LLP as independent public accountants for Metro and its subsidiary; and (iii) approval of the amendment of the Plan. If for any reason a director nominee becomes unable or unwilling to serve at the time of the Annual Meeting (an event which the Board of Directors does not anticipate at this time), the persons named as proxies in the accompanying proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Board of Directors if the Board of Directors elects to fill such nominee's position. Any other matters that may properly come before the Annual Meeting or any adjournment thereof will be acted upon by the persons named as proxies in the accompanying proxy in accordance with the recommendation of the Board of Directors.

ELECTION OF DIRECTORS

The Board of Directors is composed of 10 members, all of whom hold office for a term of one year or until their respective successors are duly elected and qualified. The following table sets forth certain information concerning each of the 10 director nominees. All nominees were initially elected in 1987, except Edward G. McMahon and Larry E. Reed, who were elected in 1988.
The Board of Directors of Metro unanimously recommends a vote FOR the election of each of the following nominees as a director of Metro:

                      Title of
                      Position        Principal               Shares and
                      with            Occupation for          Beneficially
Name and Age          Corporation     Last five Years         Owned(1)
------------------    ----------- -------------------------   --------------
 Chris G. Batalis,      Director   President, Heptagon, Inc.    26,500  1.57%
 58                                (Advertising)
 (2,3,7)

 Ike G. Batalis,        Director,  President and Chief          54,300  3.15%
 50                     President  Executive Officer of
 (2,3,4,7)              and Chief  Metro and MetroBank
                        Executive  Since 1987
                        Officer

 Terry L. Eaton,        Director   Director, Eaton &            26,000  1.54%
 54                                Lauth Real Estate
 (3,5,7)                           Services, Inc.
                                   (Real estate
                                   development and
                                   management)

 Evans M. Harrell,       Director  Real estate developer        29,590  1.75%
 70
 (3,6,7)

 Robert L. Lauth, Jr.,   Director  Chairman and CEO, Eaton      31,000  1.83%
 45                                & Lauth Real Estate
 (3,7)                             Services, Inc. (real
                                   estate development and
                                   management)

 Edward G. McMahon,      Director  Owner and President,         43,260  2.56%
 70                                McMahon Enterprises,Inc.
 (7)

 Larry E. Reed,          Director  Chairman, Chief Executive    43,386  2.57%
 62                                Officer and a Director of
 (7,8)                             Horizon BanCorp and First
                                   Citizens Bank, N.A.
                                   (financial services)

 R.D."Rusty" Richardson, Director  President, Richardson        26,200  1.55%
 47                                Partners (real estate
 (3,7,9)                           partnerships and
                                   investments)

page 5

 Edward R. Schmidt,      Director  Executive Vice President,    23,000  1.36%
 49                                General Counsel and
 (3,7,10)                          Secretary of USA Group, Inc.

 Donald F. Walter,       Director, President and Chief          25,500  1.51%
 64                      Chairman  Executive Officer,
 (3,7,11)                          Walter and Keenan Financial
                                   Consulting Co. (financial
                                   consultants); Director of
                                   National Standard Company
                                   and CerProbe

 Directors and Executive Officers as a group (12)             361,031  19.76%

(1) Based upon information provided to Metro by each director and executive officer.

(2)  Chris G. Batalis and Ike G. Batalis are brothers.

(3) Includes 2,250 shares of common stock issuable under options granted pursuant to Metro's Incorporators' and Founders' Stock Option Program.

(4)  Includes 700 shares of common stock which are held in equal amounts by two adult sons. Mr. Batalis disclaims any beneficial interest in these
     shares held for the benefit of his sons.   Also includes 3,050 shares held
     by a custodian for Mr. Batalis' benefit in an individual retirement account, and 13,600 shares issuable under options granted pursuant to Metro's 1987 Stock Option and Stock Appreciation Rights Plan and the 1991 Stock Option and Stock Appreciation Rights Plan. Also includes 22,000 shares of common stock issued under options granted pursuant to Metro's 1994 Stock Option and Stock Appreciation Rights Plan.

(5) Includes 15,000 shares of common stock held jointly with Mr. Eaton's spouse.

(6) Includes 2,334 shares of common stock held by Mr. Harrell's spouse with respect to which he disclaims any beneficial interest.

(7) Includes 750 shares of common stock issuable under options granted pursuant to Metro's 1987 Directors' Stock Option Plan, 1,000 shares issuable under options granted pursuant to the 1991 Directors' Stock Option Plan, and 5,000 shares issuable under options granted pursuant to the 1994 Directors' Stock Option Plan.

(8) Includes 36,336 shares of common stock owned by Horizon Bancorp, a corporation of which Mr. Reed is a Director and the Chairman and Chief Executive Officer, and with respect to which he disclaims any beneficial interests.

(9) Includes 200 shares common stock held in equal amounts for the benefit of Mr. Richardson's minor son and daughter and with respect to which he disclaims any beneficial interest.

(10) Includes 1,000 shares of common stock held by three adult sons.
     Mr. Schmidt disclaims any beneficial interest in these shares held for the benefit of his sons. Also includes 750 shares of common stock held by a custodian for Mr. Schmidt's benefit in an individual retirement account.

(11) Includes 3,000 shares of common stock held by Walter and Keenan Financial Consulting Co., of which Mr. Walter serves as President and Chief Executive Officer.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS AND DIRECTORS FEES

Attendance at Meetings

During 1996, the Board of Directors of Metro held six regular meetings and one special meeting. All incumbent Directors attended 75% or more of the total number of 1996 meetings of the Board and of the Board committees to which they were appointed, except for Messrs. Walter and Reed, who attended 69% and 73% of such meetings, respectively.

Committees

The Board of Directors of Metro has an Executive Committee, a Nominating Committee and an Audit Committee. The members of the Executive Committee are Terry L. Eaton, Chairman, and Ike G. Batalis, Edward G. McMahon,
Edward R. Schmidt and Donald F. Walter. The members of the Nominating Committee are Robert L. Lauth, Jr., Chairman, and Ike G. Batalis, Edward G. McMahon and Russell D. Richardson. The members of the Audit Committee are Evans M. Harrell, Chairman, and Chris G. Batalis and Larry E. Reed. The Executive Comittee recommends to the Board compensation and employee benefit matters. The Nominating Committee recommends prospective nominees for election. to the Board of Directors of Metro and MetroBank("Bank"), and will consider shareholder recommendations for consideration as directors. These recommendations should be forwarded by the shareholder to the Secretary of Metro with biographical data about the recommended individual. The Audit Committee performs the function of recommending the independent external accountants, overseeing the work of the internal auditor and serving as liaison to the Bank Audit Committee. The Executive Committee met six times in 1996. The Nominating Commitee and Audit Committee met one and four times, respectively, in 1996.

Director Compensation

In 1996, all Directors of Metro received an annual retainer of $2,500 for serving as Directors. Effective April 24, 1997, the annual retainer will be increased to $3,000 for Directors of Metro. In October, 1996, an increase in directors fees was approved and commenced in November, 1996. Each director of Metro received a fee of $300 for each Board meeting attended prior to November, 1996, and a $500 fee per meeting thereafter. Directors of Metro who also serve as directors of the Bank received an additional fee of $100 for attending meetings of the Bank's Board held on the same day as meetings of Metro's Board prior to November, 1996, and $250 per meeting thereafter. The Directors of Metro who also serve as Directors of the Bank received $200 for any Bank Board meeting attended on a day on which there was no meeting of Metro's Board prior to November, 1996, and $250 per meeting thereafter. Members of Metro's Board committees receive $150 per meeting attended prior to November, 1996, and $250 per meeting thereafter.

Executive officers of Metro and the Bank who serve as Directors do not receive Directors fees. Officers of the Bank who serve as Directors do not receive additional or separate compensation from Metro for their Director service to Metro.

EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name               Age  Office and Business Experience
--------------     ---  ---------------------------------------------------
 Ike G. Batalis     50   President and Chief Executive Officer of Metro and
                         Bank.  Mr. Batalis has over twenty-five years of
                         banking experience and served as President and
                         CEO of Wainwright Financial Corporation prior to
                         starting Metro.

 Andrew E. Illyes   48   Executive Vice President and Senior Loan Officer of
                         Bank.  Previously, he served as Community President
                         of Ameritrust National Bank, Central Indiana,
                         formerly American National Bank.  Mr. Illyes has an
                         extensive bank lending background.

 Charles V. Turean  44   Executive Vice President, Chief Financial Officer
                         and Secretary of Metro and Bank.  Mr. Turean has
                         over twenty years of progressively increasing
                         financial responsibilities with banking institutions.
                         Prior to his current position, Mr. Turean was Senior
                         Vice President and Controller with Wainwright
                         Financial Corporation and served as Treasurer of
                         Wainwright's subsidiary insurance company.  Mr.
                         Turean is also a certified public accountant.

EXECUTIVE COMPENSATION

The following table contains information with respect to cash compensation paid by the Bank to any employee who served as an executive officer of Metro or the Bank for the years ended December 31, 1996, 1995 and 1994 and whose cash compensation exceeded $100,000 in 1996.

SUMMARY COMPENSATION TABLE
                Annual Compensation                   Long Term Compensation
                ------------------------------------  -----------------------
Name/                                    Other                   All Other
Principal                                Annual Com-  Options/   Compen-
Position        Year  Salary    Bonus    pensation    SARs(#)    sation($)
 Ike G. Batalis  1996  $117,000  $20,943  $18,143       7,500        $0
 President,CEO   1995  $117,000  $27,612  $15,630       8,100        $0
                 1994  $117,000  $18,428  $10,297      11,400        $0

The following table provides information with respect to stock options granted to or held by Metro's executive officers in 1996.

OPTION/SAR GRANTS IN LAST FISCAL YEAR
                 Individual Grants
                 ---------------------------------------------------------
                 Number of
                 Securities
                 Underlying
                 Options          % of total     Exercise     Expiration
Name             Granted(#)(a)    Granted to      Price          Date
--------------   -------------   ------------   ----------   ------------
 Ike G. Batalis     7,500            55.6%         $6.125       3/30/2004

(a) Options are immediately exercisable. The exercise price of the option is the market value of the common shares on the date of grant.


Employment Agreements

Metro and the Bank have entered into written employment agreements with Ike
G. Batalis, Charles V. Turean and Andrew E. Illyes. Pursuant to such agreements, Mr. Batalis has been selected as a director and the chief executive officer of Metro, Mr. Illyes has been selected to serve as executive vice president and a director of the Bank, and Mr. Turean has been selected to serve as executive vice president of Metro and the Bank and a director of the Bank. Each of the executive officers may terminate his respective employment agreement at will with 90 days' prior written notice, for good reason (as defined in each employment agreement) upon 30 days' prior written notice, or within 6 months of a change in control (as defined) of Metro. Such agreements provide that upon termination of such executive officer's employment as a result of a change in control of Metro or the Bank, he would be entitled to an amount equivalent of 3 years' base salary in the case of Mr. Batalis, and 2 years' base salary in the case of Mr. Turean and Mr. Illyes. Except for these employment agreements, there are no other arrangements or understandings between any of the directors or executive officers and any other person according to which any of them has been selected for their respective positions as directors or executive officers of Metro.

In connection with Mr. Batalis' employment agreement, the Board of Directors of Metro adopted on December 10, 1992 an Incentive Plan, which provides for the establishment of a fund in an amount equal to 4% of the net total sale value of Metro (as defined in the Incentive Plan) in the event of an acquisition of Metro. Upon consummation of an acquisition of Metro, 75% of the amount in the fund shall be paid to the Chief Executive Officer of Metro, currently Mr. Batalis, and the remainder to be paid to such other employees of Metro as determined by the Board of Directors of Metro.

Thrift and Retirement Plan

Effective January 1, 1988, the Board of Directors of Metro adopted the MetroBanCorp Employee's Thrift and Retirement Plan ("Thrift Plan"). The Bank adopted the Thrift Plan effective April 4, 1988. The Thrift Plan is funded by contributions to the Norwest Bank Indiana, N.A., in South Bend, Indiana, as Trustee.

Salary redirection or "401(k)" contributions are made by participants by redirecting a portion of compensation from the Bank to the Thrift Plan, on a pre-tax basis, in an amount not less than 1 percent nor more than 10 percent of their compensation. Matching contributions of up to 6 percent are made to the Thrift Plan by the Bank and relate to the amount of salary contributions made by each participant. For 1996, the Bank's matching contribution was 100 percent of each participant's salary redirection for those participants who elect to make salary redirection contributions of not less than 2 percent of compensation.

For an employee to be eligible to participate under the Thrift Plan, the employee must have attained the age of 21 and have been credited with 1,000 hours of service for Metro or Bank during the twelve month period commencing with the employee's date of hire. The portion of each participant's account under the Thrift Plan attributable to the Bank's matching contribution becomes fully vested after the completion of 5 years of service.
Participants are fully vested at all times in their salary redirection amounts. Benefits under the Thrift Plan are distributable to participants or their beneficiaries in a lump sum payment in cash or in kind. For the year ended December 31, 1996, the Bank made $51,000 in matching contributions to the Thrift Plan.

Other Employee and Director Benefit Plans

In addition to the Thrift Plan, Metro maintains other benefit plans for its employees and directors, including the 1987 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1987 Directors' Stock Option Plan of MetroBanCorp, the Incorporators' and Founders' Stock Option Program of MetroBanCorp, the 1991 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp, the 1991 Directors' Stock Option Plan of MetroBanCorp, the 1994 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp Supplemental Executive Retirement Plan.

In connection with the organization of Metro and the Bank, the Board of Directors adopted, and at their first meeting the shareholders of Metro approved, the following stock option plans: (i) 1987 Stock Option and Stock Appreciation Rights Plan of MetroBanCorp ("1987 Employee Plan"), (ii) 1987 Directors' Stock Option Plan of MetroBanCorp ("1987 Directors' Plan"), and
(iii) Incorporators' and Founders' Stock Option Program of MetroBanCorp ("Incorporators' and Founders' Plan") (collectively referred to herein as the "1987 Plans").

Summary Description of 1987 Employee Plan

The 1987 Employee Plan provides for the award of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), non-qualified stock options ("NSOs") and stock appreciation rights ("SARs") to officers and key employees of Metro and its subsidiaries, including the Bank. As of December 31, 1996, options to acquire 10,900 shares of Metro common stock had been granted in the form of NSOs to key employees and officers of Metro and the Bank. No ISOs have been granted under the 1987 Employee Plan. A total of 15,000 shares of Metro stock have been reserved for issuance under the 1987 Employee Plan.

Summary Description of 1987 Directors' Plan

The 1987 Directors' Plan originally provided for the grant of NSOs to individuals who serve as directors of Metro or the Bank up to an aggregate of 17,000 shares of Metro common stock. The 1987 Directors' Plan originally provided for the grant of NSOs to acquire Metro common stock at a price per share equal to the greater of $10.00 per share or the fair market value of the stock on the date of grant. The 1987 Directors' Plan also provides that outstanding options vest and become exercisable in increments of 250 shares at December 31, 1988 and 100 shares at December 31st of each year thereafter through 1993, but only if such person is in service as a director as of a vesting date. As of December 31, 1996, options to acquire 13,000 shares of Metro common stock have been granted to directors of Metro and the Bank at an initial option price of $10.00 per share. Of these, options for 13,000 shares have vested as of December 31, 1996.

Summary Description of Incorporators' and Founders' Plan

Under the Incorporators' and Founders' Plan, Metro has granted to each of the eleven incorporators of Metro options to acquire 250 shares of Metro common stock, for an aggregate of 2,750 shares, at an initial option price of $10.00 per share. In addition, the ten founders who advanced funds to Metro for payment of organizational and other expenses have been granted options to purchase an aggregate of 20,000 shares of Metro common stock at the rate of one share for each $10.00 advanced to Metro at an initial option price of $10.00 per share. Of these, options for 13,000 shares have vested as of December 31, 1996.

Repricing of Stock Options and Stock Appreciation Rights, Extension of Term of Outstanding Options and Termination of 1987 Plans

In 1991, the 1987 Plans were amended to: (i) reprice the NSOs granted under the 1987 Plans at a price of $6.75 per share, (ii) reprice each SAR granted under the 1987 Employee Plan at $6.75 per share, and (iii) extend, until December 31, 2000, the term of each option (and related SAR, in the case of the 1987 Employee Plan) granted under the 1987 Plans. In addition, the Board of Directors of Metro determined not to grant any new options or SARs under the 1987 Employee Plan or any new NSOs under the 1987 Directors' Plan, to terminate such plans with resprect to the grant of new NSOs and SARs thereunder, and to adopt new option plans for the employees and directors of Metro and the Bank. In connection therewith, the 1987 Plans were amended to provide that options and SARs granted thereunder which lapse or otherwise terminate will not be made available for reissuance. All other terms and conditions of the NSOs and SARs, as provided in the 1987 Plans and the stock option agreements executed by the optionees under the 1987 Plans, remain in effect.

Summary Description of 1991 Employee Plan

Metro adopted, effective as of March 31, 1991, the 1991 Stock Option and
Stock Appreciation Rights Plan of MetroBanCorp ("1991 Employee Plan"). The 1991 Employee Plan provides for the granting of ISOs, within the meaning of
Section 422 of the Code, NSOs and SARs to officers and key employees of Metro and its subsidiaries, including the Bank. ISOs and NSOs may be granted with or without the SARs under the 1991 Employee Plan. With respect to options granted in tandem with SARs in the event an optionee elects to exercise a SAR, the underlying option or applicable portion thereof must be surrendered. Underslying options will not be excercisable by an optionee to the extent they are surrendered upon exercise of a related SAR.

Over the life of the 1991 Employee Plan, Metro will be authorized to issue 20,000 shares of its common stock pursuant to the exercise of ISOs, NSOs and SARs. This maximum is subject to adjustment for any future stock dividends, splits, combinations or other changes in capitalization as described in the plan document. The 1991 Employee Plan will terminate on March 30, 2001, but Metro's Board of Directors retains the right to amend, modify, suspend or discontinue the 1991 Employee Plan.

NSOs granted under the 1991 Employee Plan may be exercisable at a price established by the committee which administers the plan. ISOs may be exercisable only at a price which is not less than the fair market value of the stock on the date of grant. As of December 31, 1996, options for 15,600 shares of common stock have been granted, in the form of NSOs, under the 1991 Employee Plan at an exercise price of $6.75 per share.

Summary Description of 1991 Directors' Plan

Metro adopted the 1991 Directors' Stock Option Plan of MetroBanCorp ("1991 Directors' Plan") effective as of March 31, 1991. The 11 individuals who constituted the members of the Board of Directors of Metro on May 1, 1991 received grants of NSOs and the 15 individuals who constituted the members of the Board of Directors of the Bank on May 1, 1991 received grants of NSOs under the 1991 Directors' Plan. Members of the Board of Directors of Metro who are also directors of the Bank may not receive grants of options in both capacities. With respect to Bank directors, however, options may be re-granted if they have been forfeited or if the shares to which they relate remain unpurchased upon expiration or termination of the option.

Over the life of the 1991 Directors' Plan, Metro will be authorized to issue 16,000 shares of its common stock pursuant to the exercise of options thereunder. Of this number, 11,000 shares are reserved for issuance pursuant to the exercise of options by members of the Board of Directors of Metro and 5,000 shares are reserved for issuance pursuant to the exercise of options granted to the members of the Board of Directors of the Bank. The aggregate maximum is subject to adjustment for any future stock dividends, splits, combinations or other changes in capitalization as described in the plan document. The 1991 Directors' Plan will terminate on March 30,2001, but the Board of Directors of Metro retains the right to suspend, terminate or ament the 1991 Directors' Plan at any time.

For members of the Board of Directors of the Bank, options will vest in each optionee and become exercisable commencing December 31, 1991 and, thereafter, on the last day of each calendar year in which the director is a member of the Board of Directors of the Bank in accordance with the following schedule:

                         Percentage of Option Shares
                     -------------------------------------
                     Calendar Year of         Vesting Each
                      Service Ended               Year
                     -----------------        ------------
                     December 31, 1991             20%
                     December 31, 1992             20%
                     December 31, 1993             20%
                     December 31, 1994             20%
                     December 31, 1995             20%
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


Options granted under the 1991 Directors' Plan to members of the Board of Directors of Metro will fully vest and become exercisable on and after the date of grant. At December 31, 1996, options to acquire 10,000 shares were outstanding and vested to directors of Metro, and options to acquire 3,000 shares were outstanding and vested to directors of the Bank. The exercise price for all of these outstanding options is $6.75 per share.


Summary Description of 1994 Stock Option and Stock Appreciation Rights Plan

Metro adopted, effective as of April 28, 1994, the 1994 Stock Option and
Stock Option Appreciation Rights Plan of MetroBanCorp ("1994 Employee Plan"), which provides for the granting of ISOs, NSOs, and SARs to officers and key employees of Metro and the Bank. As of December 31, 1996, options to acquire 37,500 shares have been granted, in the form of NSOs, to officers and key employees of Metro and Bank, at an option price ranging from $5.00 to $7.00 per share (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). The shareholders of Metro approved an increase of 50,000 shares of common stock available for issuance under the 1994 Employee Plan at its 1996 annual meeting. As a result, a total of 74,000 shares of Metro common stock have been reserved for issuance under the 1994 Employee Plan.

Summary Description of 1994 Directors' Stock Option Plan

The 1994 Directors' Stock Option Plan of MetroBanCorp ("1994 Directors' Plan"), adopted effective as of April 28, 1994, provides for the granting of NSOs to directors of Metro. As of December 31, 1996, options to acquire 50,000 shares of Metro common stock have been granted, in the form of NSOs, to directors of Metro at an option price of $6.25 per share (which price was equal to the per share fair market value of the common stock on the date on which the options were granted). A total of 50,000 shares of Metro's common stock have been reserved for issuance under the 1994 Directors' Plan.


Summary Description of Supplemental Executive Retirement Plan

Effective January 1, 1993, the Board of Directors adopted the MetroBanCorp Supplemental Executive Retirement Plan ("SERP"), an unfunded, non-qualified deferred compensation plan, for certain key managerial employees of Metro. Metro has also entered into a Trust Agreement with Norwest Bank Indiana, N.A. ("Trust") to pay benefits due under the SERP. The SERP and Trust are designed to allow participants to defer a portion of their compensation in addition to their deferrals under the Thrift Plan and to provide a vehicle for the holding and investment of such deferrals until a distributable event occurs under the SERP. Participants in the SERP may not make deferrals in any year unless they have made the maximum deferral allowable under the Thrift Plan.
The maximum deferral a participant may make for a year under the SERP and the Thrift Plan is 25 percent of compensation. The SERP also allows Metro to make discretionary contributions which match a portion of a participant's deferrals and to make supplemental contributions under the SERP. All contributions to the Trust and any earnings thereon are subject to the claims of Metro's creditors. A participants's benefit under the SERP is distributable within 30 days of the participant's termination of employement with Metro for any reason and is equal to the amount of annual compensation deferred by such participant and any employer contributions plus any earnings thereon. The participant benefits by a deferral of recognition of income to the extent of the amount deferred, the extent of employer contributions and the extent of earnings on such contributions. Metro must also postpone its tax deductions with respect to the amounts deferred until they are recgonized by the participant. Under applicable law, employees who qualify for participation under the SERP must be limited to individuals who are members of a select group of management or who are highly compensated employees. The current participants in the SERP are Ike G. Batalis, Charles V. Turean and Andrew E. Illyes. For the year ended December 31, 1996, the Bank made $12,000 in matching contributions to the SERP.


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

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors of Metro and the companies with which they are affiliated, and certain principal officers of the Bank, are customers of, and have banking transactions with, the Bank in the ordinary course of business. All such loans and commitment for loans included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features.

Loan transactions with directors and their affiliates and principal officers of Metro for 1996 were as follows (dollars in thousands):

               Balance at Beginning of Year     $   573
               Loans Made                         1,032
               Loans Repaid                        (393)
                                                -------
               Balance at End of Year           $ 1,212
                                                =======

Certain directors of Metro and the companies with which they are affiliated also provide certain services to Metro. Metro had commitments under operating lease arrangements with a director-affiliated company to lease certain office space for two of the Bank's branch offices. Total lease payments made in 1996 and 1995 under such lease agreements were $10,500, and $2,000, respectively. Metro did not lease space from this director-affiliated company in 1994. Certain advertising and public relations services are also provided by a director-affiliated company. The amount paid for these services was $213,000 in 1996, $209,000 in 1995 and $231,000 in 1994.

The Bank purchased student loans for its loan portfolio from a company of which certain executive officers serve as directors of Metro and the Bank. These loans are also guaranteed and serviced by affiliated companies of the seller. Loan servicing fees paid by the Bank to the servicer were $108,000, $133,000 and $164,000 in 1996, 1995 and 1994, respectively. Student loans premiums paid to the seller were $26,000 in 1994. The loans are purchased on the same terms as those offered by the seller to other institutions. Student loans purchased were $2,020,000, and $3,092,000 in 1995 amd 1994, respectively. No student loans were purchased during 1996. In 1996, 1995 and 1994, the Bank Sold $1.2 million, $4.0 million and $900,000, respectively, of student loans back to the seller.


PRINCIPAL SHAREHOLDERS

The following table contains certain information concerning persons, other than directors of Metro, who to the knowledge of Metro may be deemed to beneficially own as of December 31, 1996 more than 5% of Metro's outstanding shares of common stock.

 Name and Address of         Amount and Nature of        Percent of
  Beneficial Owner           Beneficial Ownership          Class
------------------------     --------------------        ---------

 Mary Morris Leighton and           401,000                 23.82%
 Judd C. Leighton (1)
 211 West Washington Avenue
 Suite 2400
 South Bend, Indiana 46601

 John Hancock Advisers, Inc. (2)    124,000                  7.38%
 P.O. Box 111
 Boston, Massachusetts 02117


(1) Mary Morris Leighton and Judd C. Leighton are husband and wife. Mrs. Leighton disclaims beneficial ownership of 225,500 shares of common stock beneficially owned by her husband. Shares held by Mr. Leighton include 2,000 shares of common stock issuable under options granted pursuant to Metro's Incorporators' and Founders' Stock Option Program.

(2) John Hancock Advisers, Inc., a wholly owned subsidiary of John Hancock Mutual Life Insurance Company, beneficially own these shares of common stock. 49,000 shares are held by the John Hancock Bank & Thrift Opportunity Fund, a closed-end diversified management company registered under Section 8 of the Investment Company Act. 75,000 shares are held by the John Hancock Regional Bank Fund, an open-end diversified management company registered under Section 8 of the Investment Company Act.
                        _____________________________

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

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors proposes for ratification by the shareholders the appointment of Arthur Andersen LLP, Indianapolis, Indiana, as independent public accountants for Metro and its subsidiary for the fiscal year ending December 31, 1997. Although ratification by the shareholders of the Board's selection of Arthur Andersen LLP is not required, the Board deems it desirable to submit such selection to the shareholders for ratification. Arthur Andersen LLP has served as independent public accountants for Metro and its subisdiary since its incorporation in 1987. In the event that the appointment of Arthur Andersen LLP is not ratified by the shareholders, the Board of Directors will consider the appointment of other independent accountants for the fiscal year ending December 31, 1997. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement and to respond to any appropriate questions from shareholders.

The Board of Directors of Metro unanimously recommends a vote "FOR" ratification of the appointment of Arthur Andersen LLP as independent public accountants for Metro and its subsidiary for the fiscal year ending December 31, 1997.


PROPOSAL TO AMEND THE 1994 DIRECTORS' STOCK OPTION PLAN OF METROBANCORP

The 1994 Directors' Stock Option Plan of MetroBanCorp ("1994 Directors'
Plan"), adopted effective as of April 28, 1994, provided for the granting of NSOs to directors of Metro. A total of 50,000 shares of Metro's common stock have been reserved for issuance under the 1994 Directors' Plan. As of December 31, 1996, options to acquire 50,000 shares of Metro common stock had been granted under the 1994 Directors' Plan, in the form of NSOs, to directors of Metro at an option price of $6.25 per share (which price was equal to the per share fair market value of Metro common stock on the date which the options were granted).

On February 28, 1997, the Board of Directors of Metro amended the 1994 Directors' Plan, subject to the approval of the shareholders of Metro, to:
(i) reserve an additional 177,500 shares of Metro common stock for issuance thereunder; (ii) allow members of the Board of Directors of the Bank ("Bank Directors") to participate in the 1994 Directors' Plan; and (iii) allow for the limited transferability of options issued under the Plan to a director, from such director to members of the director's immediate family, to a trust established soley for the benefit of such family member, or to a partnership of which only members of the director's immediate family are partners. The per share price of the additional shares authorized for issuance by the amendment will be the last trade price of the shares reported on the NASDAQ Small Cap Market on the date the options are granted.

In connection with the reservation of additional shares for issuance under the 1994 Directors' Plan, 150,000 of the newly reserved shares of Metro common stock will be reserved for issuance specifically to members of the Board of Directors of Metro ("Holding Company Directors") and 27,500 shares will be reserved for issuance to the Bank Directors. Each Holding Company Director will be granted the option to acquire 3,000 shares of Metro common stock in 1997. For each of the four (4) consecutive years thereafter, each Metro Director will be granted the option to acquire 3,000 shares of Metro common stock. Each Bank Director will be granted the option to acquire 500 shares of Metro common stock in 1997. For each of the four (4) consecutive years thereafter, each Bank Director will be granted the option to acquire
500 shares of Metro common stock. All other provisions of the 1994 Directors' plan shall remain the same.


RECOMMENDATION
--------------

The Board of Directors of Metro recommends a vote "FOR" approval to amend the 1994 Directors' Stock Option Plan of MetroBanCorp to provide for these changes.


SHAREHOLDER PROPOSALS

Any proposals which shareholders desire to present at the 1998 Annual Meeting of Shareholders must be received by Metro at its principal executive office on or before November 30, 1997 to be considered for inclusion in Metro's proxy material for that meeting. Any such proposals should be sent to the attention of the Charles V. Turean, Secretary, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.


ANNUAL REPORT

Upon written request, Metro will provide without charge to each shareholder who does not otherwise receive a copy of Metro's Annual Report to Shareholders a copy of Metro's Annual Report on Form 10-KSB which is required to be filed with the Securities and Exchange Commission. Requests should be directed to:
Charles V. Turean, Executive Vice President, MetroBanCorp, P.O. Box 80451, Indianapolis, Indiana 46280-0451.


VOTE REQUIRED

The nominees for election as directors of Metro named in this Proxy Statement will be elected by a plurality of the votes cast. Action on the other items or matters to be presented at the meeting will be approved (assuming a quorum is present) if the votes cast in favor of the action exceed the votes cast opposing the action. Abstentions or broker non-votes will not be voted for or against any items or other matters presented at the meeting. Abstentions will be counted for purposes of determining the presence of a quorum at the annual meeting, but broker non-votes will not be counted for quorum purposes if the broker has failed to vote as to all matters.


OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The Board of Directors of Metro does not know of any matters requiring action on the part of shareholders at the Annual Meeting other than those described in the Notice. However, execution and delivery of the enclosed proxy will confer discretionary authority upon the named proxies with respect to any matters which are not presently known to the Board of Directors and which may properly come before the Annual Meeting. It is the intention of the persons named in the proxy to vote pursuant to the proxy with respect to such matters in accordance with their best judgement.

                                 By Order of the Board of Directors

                                 /s/Charles V. Turean
                                 --------------------

                                 CHARLES V. TUREAN
                                 Secretary




Date:  March 24, 1997
Indianapolis, Indiana


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


PROXY

METROBANCORP
10333 North Meridian Street, Suite 111
Indianapolis, Indiana  46290

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Ike G. Batalis, Terry L. Eaton, and Donald
F. Walter, and each of them, as Proxies of the undersigned, each with the power of substitution and re-substitution, to represent and to vote, as designated below, all of the shares of common stock of MetroBanCorp which the undersigned may be entitled to vote at the Annual Meeting of Shareholders, to be held on Thursday, April 24, 1997, and any adjournment thereof, with all of the powers the undersigned would have if personally present.

1.  Election of Directors:

___ FOR the election of all nominees listed below (except as marked to the contrary).
___ WITHHOLD AUTHORITY to vote for all nominees listed below.

       Chris G. Batalis                     Edward G. McMahon
       Ike G. Batalis                       Larry E. Reed
       Terry L. Eaton                       R.D. "Rusty" Richardson
       Evans M. Harrell                     Edward R. Schmidt
       Robert L. Lauth, Jr.                 Donald F. Walter

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PLACE A LINE THROUGH THE NAME OF THAT NOMINEE.
(continued on other side)

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

(continued from other side)

2. Ratify the appointment of Arthur Andersen LLP as independent public accountants for MetroBanCorp and its subsidiary for the fiscal year ending December 31, 1997.

   _____FOR       _____AGAINST       _____ABSTAIN

3. Approve the amendment of the 1994 Directors' Stock Option Plan of MetroBanCorp to reserve an additional 177,500 shares of common stock for issuance under the Plan, allow members of the Board of Directors of MetroBank to participate in the Plan, and allow for the limited transferability of options issued under the Plan.

   _____FOR       _____AGAINST       _____ABSTAIN

4. In their discretion, on such other business as may properly come before the Annual Meeting and any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED "FOR" EACH ITEM LISTED ABOVE. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE ABOVE-NAMED PROXIES.

DATE________________, 1997

__________________________          __________________________
(Signature of Shareholder)          (Signature of Shareholder)

Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign. Sign exactly as your name appears on your stock certificates.

March 24, l997



Dear Shareholder:

On behalf of the Board of Directors and management of MetroBanCorp, I would like to invite you to the Annual Meeting of Shareholders to be held on Thursday, April 24, 1997, at 1:00 p.m., Indianapolis time, in the Three Meridian Plaza Conference Center, 10333 North Meridian Street, Indianapolis, Indiana 46290. The formal Notice of Annual Meeting of Shareholders, Proxy Statement, and Proxy are enclosed and should be read closely.

The enclosed Proxy Statement contains information relating to the actions to be taken at the annual meeting. It also contains information concerning events which occurred during the past year. We urge you to review the Proxy Statement in its entirety in order that you may be fully informed about the proposals which the Board of Directors will present for your consideration and approval at the annual meeting.

We hope that you will be able to attend the annual meeting in person. In any event it is important that your shares be voted at the annual meeting in accordance with your preference. Please complete and sign the enclosed Proxy and return it in the enclosed envelope at your earliest convenience. If you do find it possible to attend the annual meeting and wish to vote in person, you may withdraw your Proxy at that time.

We recognize and express our appreciation to our shareholders for your continuing support. We continue to encourage the establishment of your banking relationship with MetroBank. We look forward to seeing you on April 24, 1997.

                                       Sincerely,

                                       /s/ Charles V. Turean
                                       ---------------------

                                       Charles V. Turean
                                       Executive Vice President and Secretary

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